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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Investment Technology Group, Inc.:

We consent to the use of our report, related to the consolidated financial statements of Investment Technology Group, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4.


/s/ KPMG LLP

New York, New York
March 18, 1998